Exhibit 99.1

Earnings News

Arotech Reports Third Quarter and Year-to-Date 2017 Results

Ann Arbor, Michigan – November 8, 2017 – Arotech Corporation (NasdaqGM: ARTX) today announced financial results for the quarter and nine months ended September 30, 2017.

Third Quarter 2017 Financial Summary:

U.S. $ in thousands, except per share data	Three months ended September 30,		Three months ended June 30, 2017
	2017	2016
GAAP Measures
Revenue	$25,930	$24,300	$21,449
Income (loss) from continuing operations	$788	$1,505	$(595)
Diluted net income (loss) per share – continuing operations	$0.03	$0.06	$(0.02)

Non-GAAP Measures (reconciliation to GAAP measures appears in the tables below)
Adjusted EBITDA from continuing operations	$2,331	$3,121	$1,036
Adjusted EPS from continuing operations	$0.06	$0.10	$0.01
Third Quarter 2017 Business Highlights:
•	The Training and Simulation Division received a $5.8 million award for its weapon simulation based launch zone solutions for a new application.
•
The U.S. Army National Guard followed last quarter’s $10.5 million sole source contract with additional contracts in the third quarter. The new awards provide a training system for the New Jersey Guard ($1.6 million) and a five year contract worth up to $4.8 million to allow Arotech to provide continued field support for all of the simulators Arotech has fielded to the Army National Guard.

•
The Training and Simulation Division received $4.4 million in awards from Arotech’s Department of State IDIQ, which was comprised of $1.7 million of use-of-force training systems and $2.7 million of police pursuit driving simulators.

•	Arotech’s U.S. power division received $3.7 million in GREENS orders in the third quarter.
•	Total company backlog increased in the third quarter to $69.5 million compared to $55.0 million for the same period last year and $61.3 million at the end of the second quarter 2017.
“As we had expected, Arotech’s third quarter 2017 revenues and earnings improved significantly over the first two quarters of 2017,” commented acting CEO Dean Krutty. “Our Training and Simulation Division is benefiting from a record sales performance from our MILO Range group, as well as strong second half contributions across our full line of Training and Simulation products.”
“Our Power Systems Division continues to make progress on the MEHPS hybrid power development for the U.S. Marine Corps. We delivered four units to the Marine Corps in the third quarter and plan to complete the remaining four systems in the fourth quarter. This has required additional investment, which has weighed on earnings and prevented our U.S. Power Group from contributing to earnings results in the way we had anticipated. We continue to believe that the market for these hybrid power systems will justify the effort and the investment we are making.”
“Our Power Systems Division continues to make excellent progress on our Distributed Power Control and Monitoring System (DPCMS) program. We received $2.8 million in new awards in the third quarter, which includes expected Low Rate Initial Production awards as well as a new development contract for the C7 variant of the Amphibious Assault Vehicle (AAVC7),” concluded Mr. Krutty.

Third Quarter Financial Summary
Revenues for the third quarter of 2017 were $25.9 million, compared to $24.3 million for the corresponding period in 2016, an increase of 7%. The year-over-year increase was due primarily to higher revenue in our Use of Force (Milo) and our Air Warfare Simulation product areas.
Gross profit for the third quarter of 2017 was $7.3 million, or 28.0% of revenues, compared to $7.9 million, or 32.4% of revenues, for the corresponding period in 2016.
Operating expenses from continuing operations were $6.0 million or 23.1% of revenues in the third quarter of 2017 compared to expenses of $6.0 million or 24.8% of revenues for the corresponding period in 2016. Operating income for the third quarter was $1.3 million compared to income of $1.8 million for the corresponding period in 2016.
Arotech’s net income from continuing operations for the third quarter of 2017 was $788,000, or $0.03 per basic and diluted share, compared to a net income of $1.5 million, or $0.06 per basic and diluted share, for the corresponding period in 2016.
Adjusted Earnings per Share (Adjusted EPS) for the third quarter of 2017 was $0.06, compared to $0.10 for the corresponding period in 2016.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for the third quarter of 2017 was $2.3 million, compared to $3.1 million for the corresponding period of 2016.
Arotech believes that information concerning Adjusted EBITDA and Adjusted EPS enhances overall understanding of its current financial performance. Arotech computes Adjusted EBITDA and Adjusted EPS, which are non-GAAP financial measures, as reflected in the tables below.
Year-to-Date Financial Summary
Revenues for the first nine months of 2017 were $69.7 million, compared to $71.5 million for the comparable period in 2016, a decrease of 2%. The year-over-year decrease was due primarily to the timing of contract awards in our Vehicle Simulation product area.
Gross profit for the first nine months of 2017 was $19.7 million, or 28.3% of revenues, compared to $22.6 million, or 31.5% of revenues, for the prior year period.
Operating expenses from continuing operations for the first nine months of 2017 were $18.8 million or 26.9% of revenues, compared to expenses of $20.6 million or 28.8% of revenues for the corresponding period in 2016. Operating income for the first nine months of 2017 was $934,000, compared to operating income of $2.0 million for the corresponding period in 2016.
Arotech’s net loss from continuing operations for the first nine months of 2017 was $(575,000), or $(0.02) per basic and diluted share, compared to a net income of $554,000, or $0.02 per basic and diluted share, for the corresponding period in 2016.
Adjusted Earnings per Share (Adjusted EPS) for the first nine months of 2017 was $0.09, compared to $0.16 for the corresponding period in 2016.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for the first nine months of 2017 was $4.4 million compared to $6.3 million for the corresponding period of 2016.
Arotech believes that information concerning Adjusted EBITDA and Adjusted EPS enhances overall understanding of its current financial performance. Arotech computes Adjusted EBITDA and Adjusted EPS, which are non-GAAP financial measures, as reflected in the tables below.

Balance Sheet Metrics
As of September 30, 2017, Arotech had $4.7 million in cash and cash equivalents, as compared to December 31, 2016, when Arotech had $7.4 million in cash and cash equivalents.
As of September 30, 2017, Arotech had total debt of $14.5 million, consisting of $3.1 million in short-term bank debt under its credit facility and $11.4 million in long-term loans. This is in comparison to December 31, 2016, when Arotech had total debt of $13.5 million, consisting of $3.0 million in short-term bank debt under its credit facility and $10.5 million in long-term loans. The increase in long term loans was due to the purchase of land and a building previously leased by our Training and Simulation Division.
Arotech also had $8.5 million in available, unused bank lines of credit with its primary bank as of September 30, 2017, under a $15.0 million revolving credit facility and a $10.0 million term loan and a $3.1 million mortgage that are secured by the assets of Arotech and Arotech’s U.S. subsidiaries.
Arotech had a current ratio (current assets/current liabilities) of 2.2, compared with the December 31, 2016 current ratio of 2.0.
As of December 31, 2016, Arotech had net operating loss carryforwards for U.S. federal income tax purposes of $46.9 million, which are available to offset future taxable income, if any, expiring in 2021 through 2032. Utilization of U.S. net operating losses is subject to annual limitations due to provisions of the Internal Revenue Code of 1986 and similar state provisions. Arotech accrued $263,000 in non-cash tax expenses in the third quarter of 2017, reflecting the uncertainty of the deductibility of intangible expenses for federal income tax purposes.
Arotech had a backlog as of September 30, 2017 of $69.5 million. This compares to a backlog of $55.0 million for the same period last year and a backlog of $55.4 million as of December 31, 2016.
2017 Guidance
Arotech has narrowed the 2017 outlook for total revenue to a range of $95 to $100 million, with a reduced adjusted earnings per share (Adjusted EPS) range of $0.16 to $0.20, and a corresponding reduced adjusted EBITDA range of $7.0 million to $7.5 million. The financial guidance provided is as of today and Arotech undertakes no obligation to update its estimates in the future.

Conference Call
Arotech will host a conference call tomorrow, Thursday, November 9, 2017 at 9:00 a.m. Eastern Time, to review Arotech’s financial results and business outlook.
To participate, please call one of the following telephone numbers. Please dial in at least 10 minutes before the start of the call:
•	US: 1-888-567-1602
•	International: +1-404-267-0373
•	Conference ID: AROTECH
The conference call will also be broadcast live as a listen-only webcast on the investor relations section of Arotech’s website at http://www.arotech.com/.
The online playback of the conference call will be archived on Arotech’s website for at least 90 days and a telephonic playback of the conference call will also be available by calling 1-877-481-4010 within the U.S. and 1-919-882-2331 internationally.
The telephonic playback will be available beginning at 12:00 p.m. Eastern time on Thursday, November 9, 2017, and continue through 9:00 a.m. Eastern time on Thursday, November 16, 2017. The replay passcode: 21455.

About Arotech Corporation
Arotech Corporation is a defense and security products and services company, engaged in two business areas: interactive simulation for military, law enforcement and commercial markets; and mobile power systems for the military, commercial and medical markets.
Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan, and research, development and production subsidiaries in Michigan, South Carolina, and Israel. For more information on Arotech, please visit Arotech’s website at www.arotech.com.
Investor Relations Contact:
Scott Schmidt
Arotech Corporation
1-800-281-0356
Scott.Schmidt@arotechusa.com
Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders (including as a result of budgetary cuts resulting from automatic sequestration under the Budget Control Act of 2011); and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

CONDENSED CONSOLIDATED BALANCE SHEET SUMMARY (UNAUDITED)
(U.S. Dollars)

	September 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,662,058	$7,399,963
Trade receivables	13,827,915	16,821,737
Unbilled receivables	15,010,930	10,981,577
Other accounts receivable and prepaid	2,519,266	2,156,896
Inventories	10,060,720	10,318,021
TOTAL CURRENT ASSETS	46,080,889	47,678,194
LONG TERM ASSETS:
Property and equipment, net	8,484,577	5,915,240
Other long term assets	3,727,525	3,233,900
Intangible assets, net	5,225,559	6,823,346
Goodwill	46,022,141	45,489,517
Discontinued operations	270,139	270,139
TOTAL LONG TERM ASSETS	63,729,941	61,732,142
TOTAL ASSETS	$109,810,830	$109,410,336

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$6,095,039	$4,362,804
Other accounts payable and accrued expenses	5,243,990	5,597,558
Current portion of long term debt	2,248,417	1,828,840
Short term bank credit	3,077,959	2,973,032
Current portion of severance	–	2,577,472
Deferred revenues	4,590,088	6,421,271
TOTAL CURRENT LIABILITIES	21,255,493	23,760,977
LONG TERM LIABILITIES:
Accrued Israeli statutory/contractual severance pay	4,530,550	3,891,710
Long term portion of debt	9,131,490	8,703,736
Other long-term liabilities	8,653,815	7,968,867
TOTAL LONG-TERM LIABILITIES	22,315,855	20,564,313
TOTAL LIABILITIES	43,571,348	44,325,290
STOCKHOLDERS’ EQUITY:
TOTAL STOCKHOLDERS’ EQUITY (NET)	66,239,482	65,085,046
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$109,810,830	$109,410,336

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)
 (U.S. Dollars, except share data)
	Nine months ended September 30,		Three months ended September 30,
	2017	2016	2017	2016
Revenues	$69,726,579	$71,486,478	$25,930,441	$24,300,120

Cost of revenues	50,007,949	48,933,171	18,673,955	16,436,276
Research and development expenses	2,791,519	2,367,964	1,031,669	752,847
Selling and marketing expenses	5,674,653	4,913,076	1,707,209	1,458,622
General and administrative expenses	8,588,759	11,149,640	2,732,171	3,122,853
Amortization of intangible assets	1,728,956	2,164,937	509,303	698,297
Total operating costs and expenses	68,791,836	69,528,788	24,654,307	22,468,895

Operating income	934,743	1,957,690	1,276,134	1,831,225

Other income (loss)	(13,498)	49,913	(23,758)	3,481
Financial expenses, net	(749,967)	(769,328)	(200,923)	(227,474)
Total other expense	(763,465)	(719,415)	(224,681)	(223,993)
Income from continuing operations before income tax expense	171,278	1,238,275	1,051,453	1,607,232

Income tax expense	745,995	684,272	263,235	101,992
Income (loss) from continuing operations	(574,717)	554,003	788,218	1,505,240
Loss from discontinued operations, net of income tax	–	(1,361,787)	–	(869,302)
Net Income (loss)	(574,717)	(807,784)	788,218	635,938

Other comprehensive income (loss), net of income tax
Foreign currency translation adjustment	1,420,099	406,892	(166,075)	344,837
Comprehensive income (loss)	$845,382	$(400,892)	$622,143	$980,775

Basic net income (loss) per share – continuing operations	$(0.02)	$0.02	$0.03	$0.06
Basic net loss per share – discontinued operations	$–	$(0.05)	$–	$(0.04)
Basic net income (loss) per share	$(0.02)	$(0.03)	$0.03	$0.02

Diluted net income (loss) per share – continuing operations	$(0.02)	$0.02	$0.03	$0.06
Diluted net loss per share – discontinued operations	$–	$(0.05)	$–	$(0.04)
Diluted net income (loss) per share	$(0.02)	$(0.03)	$0.03	$0.02
Weighted average number of shares used in computing basic net income/loss per share	26,202,386	25,410,494	26,394,613	26,215,049
Weighted average number of shares used in computing diluted net income/loss per share	26,202,386	25,410,494	26,394,613	26,215,049

Reconciliation of Non-GAAP Financial Measure – Continuing Operations
To supplement Arotech’s consolidated financial statements presented in accordance with U.S. GAAP, Arotech uses a non-GAAP measure, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech’s current financial performance. Reconciliation of the nearest GAAP measure to adjusted EBITDA follows:

	Nine months ended September 30,		Three months ended September 30,
	2017	2016	2017	2016
Net Income (loss)	$(574,717)	$(807,784)	$788,218	$635,938
Loss from discontinued operations, net of income tax	–	(1,361,787)	–	(869,302)
Net Income (loss) from continuing operations (GAAP measure)	$(574,717)	$554,003	$788,218	$1,505,240
Add back:
Financial expense – including interest	763,465	719,415	224,681	223,993
Income tax expenses	745,995	684,272	263,235	101,992
Depreciation and amortization expense	3,006,941	3,487,532	924,733	1,152,865
Other adjustments*	423,435	867,238	130,509	137,252
Total adjusted EBITDA	$4,365,119	$6,312,460	$2,331,376	$3,121,342

*Includes stock compensation expense, one-time transaction expenses and other non-cash expenses.

CALCULATION OF ADJUSTED EARNINGS PER SHARE
(U.S. $ in thousands, except per share data)

	Nine months ended September 30,		Three months ended September 30,
	2017	2016	2017	2016

Revenue (GAAP measure)	$69,727	$71,486	$25,930	$24,300
Net Income (loss)	$(575)	$(808)	$788	$636
Loss from discontinued operations, net of income tax	–	(1,362)	–	(869)
Net Income (loss) from continuing operations (GAAP measure)	$(575)	$554	$788	$1,505
Adjustments:
Amortization	1,729	2,165	509	699
Stock compensation	309	786	116	137
Non-cash taxes	686	608	229	229
Other non-recurring expenses	114	82	14	9
Income tax impact on adjustments	–	–	–	–
Net adjustments	$2,838	$3,641	$868	$1,074
Adjusted Net Income	$2,263	$4,195	$1,656	$2,579
Number of diluted shares	26,375	26,126	26,395	26,215
Adjusted EPS	$0.09	$0.16	$0.06	$0.10